Exhibit 99.30

AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT

This AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is made and entered as of February 1, 2006 by and among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“FNF”), FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation (“FNIS”), and CERTEGY, INC., a Georgia corporation, to be renamed, in the event of the consummation of the Merger (hereinafter defined), “Fidelity National Information Services, Inc.” (“FIS”; and together with FNF and FNIS, the “Parties,” and individually, a “Party”).

RECITALS:

WHEREAS, FNIS previously entered into an Employee Matters Agreement dated as of March 4, 2005 (the “Prior Agreement”) with FNF to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, employees of FNIS;

WHEREAS, FIS, C Co Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of FIS (“Merger Co”), and FNIS are parties to that certain Agreement and Plan of Merger dated as of September 14, 2005, as amended by Amendment No. 1 to Agreement and Plan of Merger by and among FIS, Merger Co, and FNIS (as so amended, the ”Merger Agreement”), pursuant to which FNIS will merge with and into Merger Co, with Merger Co being the surviving entity and a wholly owned subsidiary of FIS (the “Merger”);

WHEREAS, it is a condition to the obligations of FIS to consummate the Merger that, among other things, FNIS and FNF shall have amended certain provisions of the Prior Agreement in accordance with Section 6.16 of the Merger Agreement (the “Specified Amendments”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, on the terms and subject to the conditions of this Agreement, the Parties desire to amend and restate the Prior Agreement in its entirety effective as of, but only in the event of the occurrence of, the Effective Time (as such term is defined in the Merger Agreement), to reflect the Specified Amendments and certain other modifications, and for purposes of joining FIS as a party in substitution of FNIS to effectuate a novation of the Prior Agreement; and

WHEREAS, each of FNF and FNIS has obtained the requisite prior written consent of Thomas H. Lee Equity Fund V, L.P. and TPG Partners III, L.P. to the transactions contemplated hereby pursuant to Section 4.1 of the Prior Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below and in the Merger Agreement, the Parties hereby agree with legal and binding effect as follows:

ARTICLE I.

DEFINITIONS

The following terms, as used herein, shall have the following meanings:

1.1.          “Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.  For purposes of this Agreement, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

1.2.          “Agreement” has the meaning set forth in the preamble.

1.3.          “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

1.4.          “Corporate Services Agreement” means that certain FNF Corporate Services Agreement dated as of the Effective Time, between FNF and FIS, as hereafter amended, modified or supplemented.

1.5.          “Effective Time” has the meaning set forth in the Merger Agreement.

1.6.          “Employee Benefit Plan” means:

(a)           any plan, fund, or program that provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services,

(b)           any plan, fund, or program that provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond,

(c)           any plan, fund or program that provides severance, unemployment, vacation or fringe benefits (including dependent and health care accounts),

(d)           any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan, or

(e)           any other “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

1.7.          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.8.          “FIS” has the meaning set forth in the preamble.

1.9.          “FIS 401(k) Plan” has the meaning set forth in Section 2.1(a).

1.10.        “FIS ESPP” has the meaning set forth in Section 3.3.

1.11.        “FIS Flex Plans” has the meaning set forth in Section 2.3.

1.12.        “FIS Group” means FIS, the FIS Subsidiaries and each Person that FIS controls, directly or indirectly, immediately after the Effective Time.

1.13.        “FIS Group Member” means a member of the FIS Group.

1.14.        “FIS Health Plans” has the meaning set forth in Section 2.2.

1.15.        “FIS Non-Qualified Plan” has the meaning set forth in Section 2.4.

1.16.        “FIS Non-U.S. Plans” means the Employee Benefit Plans sponsored or maintained by the FIS Group (i) in which some or all of the Non-U.S. Employees are eligible to participate or (ii) with respect to which some or all of the Non-U.S. Employees constitute an employee group covered thereunder.

1.17.        “FNF” has the meaning set forth in the preamble.

1.18.        “FNF 401(k) Plan” has the meaning set forth in Section 2.1(a).

1.19.        “FNF Employee Benefit Plans” means any Employee Benefit Plan heretofore or hereinafter maintained, contributed to or sponsored by FNF or any Subsidiary of FNF (other than FIS).

1.20.        “FNF ESPP” has the meaning set forth in Section 3.3.

1.21.        “FNF Flex Plans” has the meaning set forth in Section 2.3.

1.22.        “FNF Group” means FNF, the FNF Subsidiaries and each Person that is an Affiliate of FNF (other than any FIS Group Member) immediately after the Effective Time.

1.23.        “FNF Group Member” means a member of the FNF Group.

1.24.        “FNF Health Plans” has the meaning set forth in Section 2.2.

1.25.        “FNF Non-Qualified Plan” has the meaning set forth in Section 2.4.

1.26.        “FNF Non-U.S. Plans” means the Employee Benefit Plans sponsored or maintained by the FNF Group (i) in which some or all of the FNIS’s Non-U.S. Employees have been eligible to participate immediately prior to the Effective Time or (ii) with respect to which some or all of FNIS’s Non-U.S. Employees constituted an employee group covered thereunder immediately prior to the Effective Time even if not yet participating thereunder until completion of all applicable eligibility requirements.

1.27.        “FNF Options” has the meaning set forth in Section 3.1(a).

1.28.        “FNIS” has the meaning set forth in the preamble.

1.29.        “Group Member” means either a member of the FIS Group or a member of the FNF Group, as the context requires.

1.30.        “Non-U.S. Employee” means each employee on a non-U.S. payroll who was an employee of FNIS, FNF or an Affiliate thereof, prior to the Effective Time.

1.31.        “Party” or “Parties,” as the context may require, has the meaning set forth in the preamble.

1.32.        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.

1.33.        “Subsidiary” or “Subsidiaries,” as the context may require, means with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.

1.34.        “U.S. Employee” means each employee on a U.S. payroll of FNIS, any FNIS Subsidiary or any Person that FNIS controls, directly or indirectly, immediately prior to the Effective Time, who is on a U.S. payroll of an FIS Group Member following the Effective Time and as of the date of determination.  A FIS Group Member employee hired after the Effective Time who is placed on the payroll that was maintained by FIS prior to the Effective Time, shall be considered an “U.S. Employee” under Article II of this Agreement for purposes of inclusion in FNF plans and the payment obligations of FNIS in connection therewith.

ARTICLE II.

U.S. EMPLOYEE MATTERS

2.1.          401(k) Plans.

(a)           As of, or as soon as practicable after, the Effective Time (but in no event later than December 31, 2006), FIS shall have adopted a 401(k) and profit sharing plan

(the “FIS 401(k) Plan”) substantially similar to the Fidelity National Financial Group 401(k) Profit Sharing Plan (the “FNF 401(k) Plan”).  Until such time as FIS establishes the FIS 401(k) Plan, all U.S. Employees will be eligible to participate in the FNF 401(k) Plan under the same terms and conditions that they were eligible to participate immediately prior to the Effective Time.  As long as U.S. Employees continue to participate in the FNF 401(k) Plan after the Effective Time, FIS shall (or shall cause an FIS Group Member to) pay in cash its share of the matching contribution due under the FNF 401(k) Plan related to the participation of the U.S. Employees in the FNF 401(k) Plan, in accordance with the applicable Plan contribution procedures.  All U.S. Employees shall cease to participate in the FNF 401(k) Plan when the FIS 401(k) Plan becomes effective.  FNF shall use commercially reasonable efforts to assist FIS in adopting the FIS 401(k) Plan.

(b)           As soon as practicable after the date the FIS 401(k) Plan has received its determination letter from the Internal Revenue Service that it is qualified in form under Section 401(a) of the Code (or earlier if agreed upon by FIS and FNF), FNF shall cause the accounts (if any) of the U.S. Employees, their beneficiaries and their respective alternate payees, if any, under the FNF 401(k) Plan to be transferred to the FIS 401(k) Plan, and FIS shall cause such transferred accounts to be accepted by the FIS 401(k) Plan, in accordance with Section 414(1) of the Code to the extent applicable.  Such transfer shall include credit for any company matches allocable for the period ending on the last day such U.S. Employees participate in the FNF 401(k) Plan; it being understood that no condition exists that such U.S. Employee be employed by a participating employer on any other date to be eligible for such allocation.  The transfer of such accounts shall be made in cash, interests in mutual funds, securities or other property or in a combination thereof, as the Parties may agree; provided that, to the extent practicable, the transferred accounts shall be reinvested initially in comparable investment options in the FIS 401(k) Plan as such accounts were invested immediately before the date of transfer, except with respect to portions of the transferred accounts invested in FNF common stock.  Any outstanding loan balances under the FNF 401(k) Plan to U.S. Employees shall also be transferred with the underlying accounts.

2.2.          Employee Welfare Benefit Plans.  No later than December 31, 2006, FIS shall have adopted employee welfare benefit plans (as defined in Section 3(1) of ERISA and including, but not limited to, the life insurance, dependent life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, business travel accident insurance, vision care, employee assistance, retiree life and medical insurance, long-term care insurance, and legal assistance plans) (collectively, the “FIS Health Plans”) that in the sole judgment of FIS are in the aggregate similar to the employee welfare benefit plans maintained by FNF in which certain U.S. Employees participate immediately prior to the Effective Time (collectively, the “FNF Health Plans”).  Until such time as FIS establishes the FIS Health Plans, all U.S. Employees will be eligible to participate in the FNF Health Plans on the same terms and conditions as are applicable to other similarly situated employees of the FNF Group.  As long as U.S. Employees continue to participate in the FNF Health Plans after the Effective Time, FIS shall (or shall cause an FIS Group Member to) pay to the FNF Group its portion of employer expenses under the FNF Health Plans in accordance with the applicable cost allocation method in effect immediately prior to the Effective Time.

2.3.          Health Reimbursement Plan and Dependent Care Plan.  No later than December 31, 2006, FIS shall have adopted health and dependent care flexible spending account plans (the “FIS Flex Plans”) substantially similar to the health and dependent care flexible spending account plans maintained by FNF in which certain U.S. Employee’s participate immediately prior to the Effective Time (the “FNF Flex Plans”).  As of a date agreed to by the Parties, U.S. Employees shall cease to contribute to the FNF Flex Plans, in accordance with the respective terms of such plans and FNF and FIS agree that account balances of participating U.S. Employees shall be transferred to new FIS Flex Plans.

2.4.          Non-Qualified Plans.   As of, or as soon as practicable after, the Effective Time (but in no event later than December 31, 2006), FIS shall have adopted a non-qualified deferred compensation plan (the “FIS Non-Qualified Plan”) that is substantially similar to the non-qualified deferred compensation plan maintained by FNF in which certain U.S. Employees participate immediately prior to the Effective Time (the “FNF Non-Qualified Plan”), other than changes required to comply with Section 409A of the Code.  Until such time as FIS adopts the FIS Non-Qualified Plan, all U.S. Employees who are eligible to participate in the FNF Non-Qualified Plan shall continue to be eligible to participate in the FNF Non-Qualified Plan, subject to the terms and conditions thereof.  FIS (or the applicable FIS Group Member) shall pay to the FNF Group its portion of employer expenses of the FNF Non-Qualified Plan in accordance with the applicable cost allocation method in effect immediately prior to the Effective Time.  To the extent liabilities for benefits under the FNF Non-Qualified Plan are transferred to FIS or an FIS Group Member, concurrent with the transfer of such liabilities, assets having a fair market value equal to such liabilities (as determined in good faith by the Parties) shall be transferred to FIS or an FIS Group Member (or a rabbi trust established with respect to the FIS Non-Qualified Plan).

2.5.          Non-U.S. Employee Benefits.  At, or as soon as practicable after, the Effective Time (but in no event later than December 31, 2006), FIS shall have adopted the FIS Non-U.S. Plans for its Non-U.S. Employees, which plans will provide benefits substantially similar to the benefits provided under the FNF Non-U.S. Plans.  Until such time as FIS establishes the FIS Non-U.S. Plans, FIS Non-U.S Employees shall continue to participate in the FNF Non-U.S. Plans on the same terms and conditions as are applicable to other similarly situated FNF Non-U.S. Employees.  As long as FIS’s Non-U.S. Employees continue to participate in the FNF Non-U.S. Plans after the Effective Time, FIS shall (or shall cause an FIS Group Member to) pay to the FNF Group its portion of employer expenses under the FNF Non-U.S. Plans in accordance with the applicable cost allocation method in effect immediately prior to the Effective Time.

ARTICLE III.

STOCK OPTIONS AND STOCK-BASED INCENTIVE COMPENSATION

3.1.          FNF Options.  All options to purchase FNF common stock (“FNF Options”) held by U.S. Employees will remain subject to the same terms and conditions under which they were held as of the Effective Time.  Any SFAS 123 or SFAS 123(R) charges related to the FNF Options shall be treated by FIS (or the applicable FIS Group Member) as a contribution to capital by FNF; provided that it is understood by the Parties that FNF shall not be entitled to issuance of any equity in connection with such contribution to capital; provided, further, that no amendments shall be made to the FNF Options held by U.S. Employees the result of which would result in an increase in any SFAS 123 or SFAS 123(R) charges without the consent of FIS.

3.2.          FNF Restricted Stock.  All employees of the FIS Group will continue to hold their shares of FNF restricted stock after the Effective Time on the same terms and conditions under which they were held as of the Effective Time.  Any SFAS 123 or SFAS 123(R) charges related to the FNF restricted stock shall be treated by FIS (or the applicable FIS Group Member) as a contribution to capital by FNF; provided, it is understood by the Parties that FNF shall not be entitled to issuance of any equity in connection with such contribution to capital; provided further, that no amendments shall be made to the FNF restricted stock held by U.S. Employees the result of which would result in an increase in any SFAS 123 or SFAS 123(R) charges without the consent of FIS.

3.3.          Employee Stock Purchase Plan.  As of, or as soon as practicable after, the Effective Time (but in no event later than December 31, 2006), FIS shall have adopted an employee stock purchase plan (the “FIS ESPP”) that is substantially similar to the employee stock purchase plan maintained by FNF in which certain U.S. Employees participate immediately prior to the Effective Time (the “FNF ESPP”).  Until such time as FIS adopts the FIS ESPP, all U.S. Employees who are eligible to participate in the FNF ESPP shall continue to be eligible to participate in the FNF ESPP, subject to the terms and conditions thereof.  The U.S. Employees shall participate in the FNF ESPP in accordance with the FNF ESPP provisions in the same manner as FNF employees.  FIS (or the applicable FIS Group Member) will be charged and shall pay to the FNF Group its portion of any employer expenses related to the participation of the U.S. Employees in the FNF ESPP in accordance with the applicable cost allocation method in effect immediately prior to the Effective Time.

ARTICLE IV.

MISCELLANEOUS

4.1.          Amendment or Termination of Employee Benefit Plans.  Notwithstanding anything herein to the contrary, neither the FIS Group nor the FNF Group shall be restricted in any way from amending or, with 30 days advance written notice to the other Party, terminating, at any time or for any reason, their respective Employee Benefit Plans, in whole or in part, or with respect to any employee or group of employees, provided that FNF shall provide FIS with at least 30 days’ prior written notice before the effectiveness of any material amendment by FNF of any FNF Employee Benefit Plan; provided, further, FNF shall not amend any FNF Employee Benefit Plan in a manner that materially changes the benefits provided to the U.S. Employees or Non-U.S. Employees or the cost of such benefits without the consent of FIS.  In addition, upon reasonable prior written notice, FIS shall have the right in its sole discretion to terminate its participation in any FNF Employee Benefit Plan.

4.2.          Entire Agreement.  Subject to the provisions of Section 4.8, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written and oral (and all contemporaneous oral) agreements and understandings with respect to the express subject matter hereof.  Without limiting the foregoing, the Parties expressly acknowledge that this Agreement is intended to amend and restate the Prior Agreement in its entirety, and as of, but only in the event of the occurrence of, the Effective Time, the Prior Agreement shall be deemed to have been superseded and replaced in its entirety by this Agreement, with the obligations of FNIS under this Agreement being fully discharged.  This Agreement may be amended only by a written document signed by both Parties.

4.3.          Cooperation. FNF and FIS agree to, and to cause their Group Members to, cooperate and use reasonable efforts to promptly (i) comply with all requirements of this Agreement, ERISA, the Code and other laws and regulations that may be applicable to the matters addressed herein, (ii) subject to applicable law, provide each other with such information reasonably requested by the other Party to assist the other Party in administering the Employee Benefit Plans, including for purposes of auditing and reviewing charges, costs and allocation methodologies with respect to the provision of benefits under the Employee Benefit Plans, (iii) comply with applicable law and regulations and the terms of this Agreement, and (iv) to the extent agreed upon by FIS and FNF, establish one or more replacement Employee Benefit Plans for FIS.

4.4.          Dispute Resolution.  Each of FNF and FIS mutually desire that friendly collaboration will continue between them.  Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto.  In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between the Parties in connection with this Agreement, each of FNF and FIS agree that the Dispute shall be resolved in accordance with the Dispute Resolution provisions set forth in the Corporate Services Agreement.

4.5.          Third Party Beneficiaries.  This Agreement shall not confer third-party beneficiary rights upon any employee of the FIS Group or FNF Group or any other person or entity.  Nothing in this Agreement shall be construed as giving to any such employee or other person or entity any legal or equitable right against FNF or FIS (or their respective Group Members).  This Agreement shall not constitute a contract of employment and will not give any employee or other person a right to be employed by or retained in the employ of either FNF or FIS (or their respective Group Members), unless the employee or other person would otherwise have that right under applicable law.  This Agreement shall not be deemed to change that at-will status of any employee.

4.6.          Employment Records.  The Parties agree that on or within a reasonable time period after the Effective Time, the FNF Group shall provide to the FIS Group all employment records for the U.S. Employees and Non-U.S. Employees required to be kept under applicable law or necessary for the conduct of the business of the FIS Group, provided (a) that such records shall not include any records to the extent such a transfer would violate applicable law or cause an FNF Group Member to break any agreement with a third party, and (b) that such records are in the possession of the FNF Group.  The FNF Group may make, at its expense, and keep copies of such records.  After the Effective Time, as may be necessary for any business purpose of the FNF Group or to permit the FNF Group to respond to any government inquiry or audit, defend any claim or lawsuit or administer any FNF Employee Benefit Plan, the FIS Group will allow the FNF Group reasonable access to and, if requested, copies of any records relating to such employees.  The FNF Group shall be responsible for the cost associated with the production and copies of such requested documents.  Each Party acknowledges (for itself and its respective Group Members) that the other Party and their respective Group Members are under no obligation to retain the above-described records for a period of time that exceeds such other Party’s internal document retention policy, or applicable law, whichever is greater.

4.7.          Termination; Cost Limitation.  This Agreement shall terminate when services are no longer being provided herein.  During the term of this Agreement and until the third anniversary of the date on which this Agreement is terminated, FNF shall indemnify and hold harmless FIS and each FIS Group Member for any liability arising or related to any of the FNF Employee Benefit Plans (including, without limitation, liability related to administration of the FNF Employee Benefit Plans) other than the actual costs for services or charge for benefits charged to FIS as contemplated herein, provided that such liability arises out of or relates to negligent conduct, willful misconduct or the violation of law by FNF or any FNF Group Member.

4.8.          Conditional Effectiveness;  Novation.  The Parties hereby acknowledge and agree that this Agreement shall (a) become effective as of, but only in the event of the occurrence of, the Effective Time (as defined in the Merger Agreement), in which case this Agreement shall constitute a novation of the Prior Agreement, and the rights and obligations of FNIS thereunder will thereby be deemed to have been fully extinguished contemporaneously with the Effective Time; and (b) automatically terminate in the event that the Merger Agreement is terminated in accordance with its terms, in which case the Prior Agreement shall remain in effect in accordance with the terms thereof.

IN WITNESS WHEREOF, the Parties as of the date set forth above have executed this Amended and Restated Employee Matters Agreement.

FIDELITY NATIONAL FINANCIAL, INC.

By	/s/ Peter T. Sadowski
	Name:	Peter T. Sadowski
	Title:	Executive Vice President & General Counsel

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Senior Vice President

CERTEGY, INC.
(to be known as Fidelity National Information Services, Inc,)

By	/s/ Lee A. Kennedy
	Name:	Lee A. Kennedy
	Title:	Chairman and Chief Executive Officer